NEWGOLD INC.

EXECUTIVE EMPLOYMENT AGREEMENT dated as of February 1, 2006 between Newgold, Inc., a Delaware corporation (the "Company" or "Newgold"), and A. Scott Dockter (the "Executive").

The Company desires to employ the Executive as Chief Executive Officer, President and Chairman of the Board of Directors and the Executive desires to accept such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. EMPLOYMENT. Effective as of the date hereto the Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

SECTION 2.        TERM.

         (a) The employment of the Executive hereunder shall be for the period commencing as of the date hereof and ending on January 31, 2009 (the "Initial Term"). The Term shall automatically be extended prior to the end of the then current Term for successive one year periods until either the Company or the Executive notifies the other party in writing at least six months prior to the end of the Term (defined below) that it or he does not wish to further extend the Term. As used herein, "Term" shall mean the Initial Term and all subsequent one-year extension periods, unless the Term is earlier terminated under Sections 6, 7, 8 or 9.

         (b) During the Initial Term the Company shall not require the potential relocation of the Executive without the Executive's approval.

SECTION 3. DUTIES. The Executive shall be employed as the Chief Executive Officer and President of the Company or in such other position as the Company and the Executive shall agree in writing, The Executive shall perform such duties and services as are appropriate and commensurate with the Executive' position with the Company and as are consistent in stature and prestige with such position subject only to the supervision of the Board of Directors of the Company. The Executive shall report directly and solely to the Board of Directors of the Company. Notwithstanding the above, the Executive shall not be required to perform any duties or responsibilities which would, or would not be likely to, result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement.

SECTION 4.        TIME TO BE DEVOTED TO EMPLOYMENT

         (a) Except for four weeks vacation (or the amount of vacation to which the Executive is otherwise entitled under company policy) per year (in addition to public holidays) and absences due to temporary illness, during the Term, the Executive shall devote substantially all of his business time, attention and energies to the business and affairs of the Company (or, at the Company's option, any direct or indirect subsidiary of the Company). A number of flexible days will be assigned for religious holidays as per Corporate Policy.

         (b) During the Term, the Executive shall not be engaged in any other business activity which conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, (a) to manage his personal affairs, and (b) to serve on boards or committees of corporations, civic or charitable organizations and/or trade associations so long as such corporations, civic

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or charitable organizations are not in conflict with the duties of the Executive or the business of the Company.

SECTION 5.        COMPENSATION; REIMBURSEMENT.

         (a) During the Term, the Company (or, at the Company's option, any subsidiary of the Company) shall pay to the Executive an annual salary (the "Base Salary") of not less than $180,000, payable in accordance with the
Company' normal payroll practices. Such Base Salary shall be reviewed periodically by the Board of Directors at their convenience, but no less frequently than annually, for increase by the Board of Directors in their sole discretion and in accordance with the Company's established policies. At a minimum, the Base shall be adjusted by the annual change in the United States Consumer Price Index. Such Base as so adjusted shall than constitute Executive's "Base" for purposes of this Agreement.

         (b) During the Term and to the extent available to employees of the Company (including any of its subsidiaries) shall be entitled to participate in all benefit plans, pension, welfare and retirement plans, directors' and officers liability insurance, life insurance, hospitalization and surgical and major medical coverages, sick leave, vacation and holiday policies, long-term disability coverage and such other standard fringe benefits maintained or sponsored by the Company or its subsidiaries.

          (c) The Company shall promptly reimburse the Executive, in accordance with the published guidelines of the Company, for all reasonable and necessary traveling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Executive to the Company of appropriate receipts and documentation. Additionally, during the Initial Term the Company shall reimburse the Executive for automobile expenses at the rate of $1,000 per month.

         (d) Following the expiration or termination of the Term for any reason, the Executive shall have the right to maintain any (i) health and life insurance benefits provided by the Company to the extent provided under applicable law an
(ii) any life insurance benefits provided byte Company so long as the Executive makes the premium payments relating to such life insurance and is allowed to do so per the respective life insurance company.

         (e) The Executive shall be entitled to participate in an equitable manner with other executive officers of the Company and its subsidiaries in such discretionary bonus payments or awards as may be authorized, declared, and paid by the Board of Directors to the Company's executives. More specifically, the Company will make the Executive a participant in its Annual Incentive Plan ("AIP") for senior management at a target incentive rate subject to specific parameters of performance as established by the Board of Directors for the AIP. Until such time as an AIP is approved by the Board of Directors, the Executive shall be entitled to earn as an annual incentive up to 50% of his annual salary.

         (f) Until and unless a stock option plan specifically for the Company is instituted, the Executive will participate, according to the terms and conditions thereof, in the company's stock option plan to the same degree as other executive employees of like grade and status. Upon establishment of a Company stock option plan, the Executive will participate, according to the terms and conditions thereof, to the same degree as other Company employees of like grade and status.

SECTION 6.        INVOLUNTARY TERMINATION.

         (a) If the Executive is incapacitated or disabled by accident, sickness or other cause so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of 90 days or longer during any six-month period (such condition being herein referred to as a "Disability"), prior to the Executive resuming the performance of his duties as contemplated herein, the Company may terminate the employment of the Executive under this Agreement (an "Involuntary Termination") and upon such termination the Term shall terminate. Until the Company shall have terminated the Executive's employment hereunder, the Executive shall be entitled to receive his

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compensation  and other benefits as set forth in this Agreement  notwithstanding any such physical or mental, disability.

         (b) If the Executive dies during the Term, his employment hereunder shall be deemed to cease as of the date of his death, and the termination of his employment occasioned thereby shall be deemed an Involuntary Termination.

SECTION 7. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive' employment hereunder for "Cause" (a "Termination for Cause") and upon such termination the Term shall terminate. For purposes of this Agreement, "Cause" shall be limited to:

         (a) the continued failure by the Executive to follow the lawful duties delegated to him by the Board of Directors (other than any failure resulting from an illness or other similar incapacity or disability), at any time that is ten (10) days after a written notice of such failure is delivered to the Executive on behalf of the Board of Directors that specifically identifies the manner in which it is alleged that the Executive has not substantially performed such duties;

         (b) the commission by the Executive of: (i) willful or gross misconduct in performing his duties on behalf of the Company, resulting or reasonably likely to result in material financial injury to the Company or (ii) misappropriation of funds, properties or assets of the Company in excess of ten thousand dollars ($10,000), (iii) chronic use of illegal drugs or (iv) the Executive's expression of any statement or commission of any action that is a libelous per se or slanderous per se statement concerning the Company (including its subsidiaries and affiliates);

         (c) the Executive' conviction of, or guilty or nolo contendre plea to, a crime constituting a felony.

         (d) In any case described in this Section 7, the Executive shall be given written notice authorized by a vote of at least majority of the members of the Board of Directors of the Company (the "Board") that the Company intends to terminate the Executive' employment for Cause. Such written notice, given in accordance with Section 17 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive' employment for Cause. The Executive shall be given the opportunity (along with counsel) within 30 calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given 20 business days after such meeting to correct such act or failure act. Upon failure of the Executive, within such latter 20 day period, to correct such act or failure to act, the Executive' employment by the Company may be terminated for Cause.

SECTION 8. TERMINATION BY THE COMPANY WITHOUT CAUSE; TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

         (a) The Company may terminate the employment of the Executive hereunder at any time during the Term without "Cause' (a "Termination Without Cause') and upon such termination the Term shall terminate. It is expressly acknowledged that non-extension of the Term and the Company' notifying the Executive that it does not wish to extend the Term shall constitute a Type I Termination Without Cause. Terminations Without Cause Related to a Change in Control shall constitute Type II Terminations Without Cause. For purposes of this Agreement "Change in Control" is defined as:

         i. Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner"(as defined in Rule 13d-3 under said
                  Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the total voting power represented by the Company's then outstanding voting securities; or

         ii. A change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the

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                  Incumbent Directors at the time of such election or nomination
                  (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

         iii. The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-five percent (55%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

         iv. (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

         (b) The Executive may terminate his employment with the Company hereunder at any time during the Term for "Good Reason" (a "Termination for Good Reason"). It is expressly acknowledged that non-extension of the Term and the Company' notifying the Executive that it does not wish to extend the Term shall not constitute grounds for a Termination for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (1) a reduction in or continuing, uncured failure to pay compensation or benefits (ii) a material breach by the Company of any material provision of this Agreement, (iii) the Company' (including any officer, director, employee, agent or representative thereof) expression of any statement or commission of any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Executive, or (iv) the Company requiring the Executive to perform any duties or responsibilities which would result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement.

SECTION 9. VOLUNTARY TERMINATION. Any termination of the employment of the Executive hereunder otherwise than as a result of an Involuntary
Termination, a Termination For Cause, a Termination Without Cause or a Termination for Good Reason shall he deemed to be a "Voluntary Termination" and upon such termination the Term shall terminate. A Voluntary Termination shall not be, and shall not be deemed to be, a breach of this Agreement. A Voluntary Termination shall be deemed to be effective no earlier than four weeks after the Company' receipt of written notice delivered in accordance with the provisions of Section 17 hereof of such termination to the Company.

SECTION 10.       EFFECT OF TERMINATION OF EMPLOYMENT.

         (a) Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause neither the Executive nor his beneficiary or estate shall have any further tights or claims against the Company under this Agreement except to receive:

         (i) any unpaid portion of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the date of termination;

         (ii) cash compensation equal to the product of (a) the number of days of accrued vacation, if any, accumulated by the Executive to the effective date of termination divided by the total number of work days per annum for which the Executive receives a Base Salary multiplied by (b) the Base Salary;

         (iii) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 5(d); and

         (iv) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any of the Company or any subsidiary of the Company.

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         (b)  Upon  the  termination  of the  Executive's  employment  hereunder
pursuant  to  an  Involuntary   Termination,   neither  the  Executive  nor  his
beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right (i) to receive a termination payment equal to that provided for in Section 10(a) hereof plus (ii) to receive a cash severance payment in an aggregate amount equal to 24 months of the Base Salary payable in 48 consecutive equal semi-monthly installments plus (iii) if the Involuntary Termination occurs as defined in Section 6(a) above then the Company shall continue to provide health and welfare benefits per existing Company policy to the Executive for a period of 24 months.

         (c)

              1. Upon the termination, at the end of the initial Term plus the first two annual renewals of the Term, if applicable, of the Executive's employment hereunder pursuant to a Type I Termination Without Cause neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except (i) the right to receive a termination payment equal to the amount provided for in Section 10(a) hereof plus (ii) the right to receive a cash severance payment in an aggregate amount equal to 36 months of the Base Salary payable in 72 consecutive equal semi-monthly installments. Upon the termination, after the end of the initial Term plus the first three annual renewals of the Term, of the Executive's employment hereunder pursuant to a Type I Termination Without Cause neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except (i) the right to receive a termination payment equal to the amount provided for in Section 10(a) hereof plus (ii) the right to receive a cash severance payment in an aggregate amount equal to 12 months of the Base Salary payable in 24 consecutive equal semi-monthly installments plus (iii) the immediate vesting of 100% of all unvested options to purchase shares of the Company's common stock as of the Termination Date granted pursuant to any stock option agreement between the Executive and the Company.

              2. Upon the termination at any time within 10 years from February 1, 2005 of the Executive's employment hereunder pursuant to a Type II Termination Without Cause or a Termination for Good Reason, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except (i) the right to receive a termination payment equal to the amount provided for in
                  Section 10(a) hereof plus (ii) the right to receive a cash severance payment in an aggregate amount equal to 36 months of the Base Salary payable in 72 consecutive equal semi-monthly installments plus (iii) the immediate vesting of 100% of all unvested options to purchase shares of the Company's common stock as of the Termination Date granted pursuant to any stock option agreement between the Executive and the Company.

         (d) In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages. and there shall be no offset against any amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that would not constitute a breach of the covenant set forth in Section 11(a) hereof that the Executive may obtain. Any amounts due are in the nature of severance payments, or liquidated damages or both, and are not in the nature of a penalty.

         (e) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company has or may have against the Executive or others.

SECTION 11.       NON-COMPETITION; NON-DISCLOSURE OF INFORMATION.

         (a) The Executive shall not during the Term, and for a period of two years following the termination of the Term due to a Termination For Cause or a Voluntary Termination: (i) directly or indirectly engage in any Competitive Business (as defined below), whether such engagement shall be as an


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employee,  employer,  owner,  consultant,  partner or other  participant  in any
Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business or (iv) solicit customers or vendors of the Company to alter or terminate their business relationship with the Company; provided, however, that the Executive may own directly or indirectly, solely as a passive investment, securities of any Competitive Business traded on any national securities exchange if the Executive is not a controlling person of, nor a member of a group which controls such person and does not, directly or indirectly, own 5% or more of any class of securities of such person. As used herein, the term "Competitive Business" shall mean any business which would be determined to be a direct competitor based on the "Competition section" or similar disclosure within the most recent business plan but only if and only to the extent such businesses are a primary business conducted by the Company or any of its subsidiaries at the time of any termination of the Term.

         (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a Competitive Business, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits (including stock option grants) in connection with his employment to clearly justify such restrictions which, in any event, the Executive does not believe would prevent him from earning a living. Nothing herein contained shall prohibit the Executive from engaging in a business that is not a Competitive Business.

         (c) The Executive agrees that he will not, at any time during or after the Term, disclose to any person, firm, corporation or other entity, except as required by law, a court of competent jurisdiction, or any recognized subpoena power, or to prosecute claims under this Agreement, any secret or confidential information not already in, available to or known by the public domain concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever other than in furtherance of the Executive' work for the Company or any subsidiary or affiliate thereof nor shall the Executive make use of any of such secret or confidential information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

SECTION 12. THE COMPANY'S RIGHT TO INVENTIONS. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, methods and suggestions (the "Inventions') relating in any way to the business of the Company which he may develop or acquire during the Term (whether or not during usual working hours), together with all patent applications, patents, copyrights and reissues thereof that may at any time be granted for or upon any such Inventions. In connection therewith:

         (a) The Executive shall without charge, but at the expense of the Company promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, methods, patent applications, patents, copyright applications, copyrights or reissues of any thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

(b) The Executive shall render to the Company at its expense (including a reasonable payment for the time involved and related expenses in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof; in the prosecution or defense or interference which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, copyrights, inventions, improvements, technical information or methods.

SECTION 13. GOLDEN PARACHUTE EXCISE TAXES. In the event that the benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive a payment from


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the Company  sufficient  to pay the excise tax and federal and state  income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence; provided, however, that in no event shall the Company be obligated to pay Executive more than one million dollars ($1,000,000) pursuant to this Section 13. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 13 shall be made in writing by the independent auditors who are primarily used by the Company immediately prior to
the  Change  of  Control  (the  "Accountants").   For  purposes  of  making  the
calculations required by this Section 13, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 13.

SECTION 14. MUTUAL NONDISPARAGMENT. In consideration of the foregoing provisions of this Agreement each party agrees that it shall not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Executive, the Company, its affiliates, its businesses or its employees, officers, directors, agents, consultants or stockholders.

SECTION 15. ENFORCEMENT. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete there from the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided, however, that if any one or more of the provisions contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

SECTION 16.       REMEDIES; SURVIVAL.

         (a) The Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach by the Executive of the provisions of Section 11 or 12 hereof, the Company shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for any breach of this Agreement.

         (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Agreement shall survive the expiration or other termination of the Term or this Agreement until, by their terms; such provisions are no longer operative.

         (c) It is understood and agreed that the provisions of Sections 11, 12 and 13 of this Agreement are separate and distinct from any other agreement between the parties hereto. Accordingly, in the event of a breach of such provisions, the breaching party shall only be held responsible for damages arising under

                                                                   Exhibit 10.11
such provisions and not for any damages, which may be claimed to arise under or with respect to any other agreement that is not separately breached.

SECTION 17. KEY MAN INSURANCE. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

SECTION 18. NOTICES. and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

If to the Executive:
A. Scott Dockter
3090 Boeing Road
Cameron Park, CA 95682

If to the Company:
Newgold, Inc.
400 Capitol Mall, Suite 900
Sacramento, CA 95814
Attention: Secretary

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All notices and other communications hereunder shall be deemed to have been given on the date of delivery.

SECTION 19. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and devisees. If the Executive should die while any amount would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary designated by the Executive in a writing delivered to the Company, or if there be no such designated beneficiary, to his estate.

SECTION 20. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and to be performed wholly therein and without regard to conflicts of laws and principles

SECTION 21. WAIVER OF BREACH. The waiver by either party of a breach of any provision of thus Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

SECTION 22. ENTIRE AGREEMENT; AMENDMENTS; EXECUTION. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all, prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original document but all of which shall constitute but one agreement.

SECTION 23. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 24. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or


                                                                   Exhibit 10.11
unenforceability   in  any   jurisdiction   shall  not   invalidate   or  render
unenforceable such provision in any other jurisdiction.

SECTION 25. ASSIGNMENT. With respect to the Executive-, this Agreement is personal in its nature and the Executive shall not assign or transfer this Agreement or any rights and obligations hereunder. This Agreement and its rights and obligations herein (including, without limitation, Sections 11, 3.2, 13 and 14) shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, recapitalization, transfer of all or substantially all assets, or otherwise; provided, however, that the Company shall not assign this Agreement without the Executive's written consent, such consent not to be unreasonably withheld.

SECTION 26.       LEGAL  FEES  AND   EXPENSES.   If  a  court  of  a   competent
jurisdiction, arbitral tribunal or similar adjudicative tribunal finally determines that the Company has breached any provision of this Agreement, the Company shall reimburse the Executive for all of his or her out of pocket costs, fees (including attorneys fees) and expenses incurred by him to enforce his or her rights under this Agreement.


EXECUTIVE

By: ______________________________________________
Title:  Chief Executive Officer



NEWGOLD, INC.

By: ___________________________________________
Title:    Chief Financial Officer